EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, John L. Walsh, Chief Executive Officer, and I, Ted J. Jastrzebski, Chief Financial Officer, of UGI Corporation, a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s periodic report on Form 10-Q for the period ended March 31, 2019 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ John L. Walsh		/s/ Ted J. Jastrzebski
John L. Walsh		Ted J. Jastrzebski

Date:	May 8, 2019	Date:	May 8, 2019